UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):  February 23, 2010

Skinny Nutritional Corp.
(Exact name of registrant as specified in its charter)

COMMISSION FILE NUMBER:  0-51313

Nevada	88-0314792
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Three Bala Plaza East, Suite 101
Bala Cynwyd, PA 19004
(Address and zip code of principal executive offices)

(610) 784-2000
(Registrant’s telephone number, including area code

CHECK THE APPROPRIATE BOX BELOW IF THE FORM 8-K FILING IS INTENDED TO SIMULTANEOUSLY SATISFY THE FILING OBLIGATION OF THE REGISTRANT UNDER ANY OF THE FOLLOWING PROVISIONS:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02	Unregistered Sales of Equity Securities.

On February 23, 2010, the Company’s Board of Directors approved the grant of 200,395 restricted shares of common stock to its Chief Financial Officer in lieu of an amount of approximately $20,000 owed for accrued compensation. In addition, on such date, the Company’s Board of Directors approved the issuance of 529,625 restricted shares of common stock to the law firm of Stradley, Ronon, Stevens & Young, LLP (“SRSY”) in lieu of payment of approximately $99,000 in outstanding fees owed to such firm. Mr. William R. Sasso, a member of the Company’s Board of Directors, is Chairman of SRSY and is also a partner serving on SRSY’s board of directors and management committee.

The issuance of the foregoing securities were exempt from registration under the Securities Act of 1933, as amended, under Section 4(2) thereof as transactions by an issuer not involving any public offering inasmuch as the Company believes the acquirers are accredited investors that acquired the securities for investment purposes and such securities were issued without any form of general solicitation or general advertising.

Items 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

The information required to be disclosed in this Item 5.02 concerning the grant of equity awards to the Company’s Chief Financial Officer is incorporated herein by reference from Item 3.02 of this Current Report on Form 8-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Skinny Nutritional Corp.

By:	/s/ Michael Salaman
Name:	Michael Salaman
Title:	Chairman of the Board
Date:	March 1, 2010